                                                                     EXHIBIT 1.1


                      NELLIE MAE STUDENT LOAN TRUST 1998-A

                                        $

                   CLASS A-1 FLOATING RATE ASSET-BACKED NOTES

                                        $

                   CLASS A-2 FLOATING RATE ASSET-BACKED NOTES

                                        $

                     FLOATING RATE ASSET-BACKED CERTIFICATES

                                    [FORM OF]

                             UNDERWRITING AGREEMENT

                                                            ______________, 1999


[Name of Underwriter]
As Representative of the several Underwriters
[Address of Representative]


Ladies and Gentlemen:

         1. INTRODUCTORY. Nellie Mae Education Loan Corporation, a Delaware corporation ("NMELC"), proposes to cause Nellie Mae Student Loan Trust 1999-A (the "TRUST") to issue and sell $[________] aggregate principal amount of its Class A-1 Floating Rate Asset-Backed Notes (the "CLASS A-1 NOTES"), $[_______] aggregate principal amount of its Class A-2 Floating Rate Asset-Backed Notes (the "CLASS A-2 NOTES" and, together with the Class A-1 Notes, the "NOTES"), and $[______] aggregate principal amount of its Floating Rate Asset-Backed Certificates (the "Certificates" and, together with the Notes, the "SECURITIES") to the underwriters named in Schedule I hereto (the "UNDERWRITERS") for which [_____________] (the "REPRESENTATIVE") is acting as representative. The assets of the Trust include, among other things, a pool of student loans (the "INITIAL TRUST LOANS") and certain monies due thereunder on and after______ __, 1999 (the "CUTOFF DATE"). Such Initial Trust Loans will be sold to the Eligible Lender Trustee (as defined below) on behalf of the Trust by NMELC (and, with respect to legal title to the Trust Loans, by The First National Bank of Chicago, as trustee for NMELC ("FNBC")) pursuant to a sale agreement, dated as of______ __, 1999 (the "LOAN SALE AGREEMENT") among the Trust, NMELC, FNBC and The First National Bank of Chicago, a national banking association, as eligible lender trustee for the Trust (the "ELIGIBLE LENDER TRUSTEE"). Under certain circumstances after the Closing Date (as defined below), the Eligible



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Lender Trustee, acting on behalf of the Trust, may acquire additional student loans (the "ADDITIONAL TRUST LOANS", together with the Initial Trust Loans being referred to herein, collectively, as the "TRUST LOANS"). The Trust Loans are to be serviced by NMELC, in its capacity as master servicer (in such capacity, the "MASTER SERVICER") pursuant to a master servicing agreement, dated as of _____ __, 1999 (the "MASTER SERVICING AGREEMENT"), among the Trust, NMELC and the Eligible Lender Trustee. The Notes will be issued pursuant to an Indenture to be dated as of ______ _, 1999 (as amended and supplemented from time to time, the "INDENTURE"), between the Trust and State Street Bank and Trust Company, a Massachusetts banking corporation, as trustee under the Indenture (the "INDENTURE TRUSTEE"). The Trust will be formed pursuant to a trust agreement to be dated as of _______ __, 1999 (the "TRUST AGREEMENT"), among NMELC, as depositor, Nellie Mae Funding, LLC, a limited purpose Delaware limited liability company ("NMF"), and the Eligible Lender Trustee. A Delaware banking corporation will be appointed as a co-trustee under the Trust Agreement pursuant to a co-trustee agreement, dated as of ______ __, 1999 (the "CO-TRUSTEE AGREEMENT"), between such corporation and the Eligible Lender Trustee.

                  Capitalized terms used and not otherwise defined herein shall have the meanings given them in Appendix A hereto.

                  NMELC filed with the Securities and Exchange Commission (the "COMMISSION" on May 18, 1999, a registration statement on Form S-3 (No. 333-78725), including a form of prospectus and prospectus supplement relating to the Securities, and pursuant to the provisions hereof shall file such post-effective amendments thereto as may hereafter be required pursuant to the Securities Act of 1933, as amended (the "1933 ACT"), and the rules and regulations of the Commission thereunder (the "RULES AND REGULATIONS"). Such registration statement (as amended) is referred to herein as the "REGISTRATION STATEMENT"; the prospectus and prospectus supplement relating to the offering of the Securities constituting a part of the Registration Statement filed or to be filed by NMELC are collectively referred to herein as the "PROSPECTUS" and each of the prospectus and prospectus supplement is referred to as the "BASE PROSPECTUS" and the "PROSPECTUS SUPPLEMENT" respectively; and any reference herein to any amendment or supplement with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include any information deemed to be a part thereof pursuant to Rule 430A under the 1933 Act.

         2. REPRESENTATIONS AND WARRANTIES OF NMELC. (a) NMELC represents and warrants to and agrees with the several Underwriters that:

                  (i) The Registration Statement has become effective under the 1933 Act. The Registration Statement complies, and all amendments to the Registration Statement at the time such amended Registration Statement becomes effective will comply, in all material respects with the requirements of the 1933 Act and the Rules and Regulations. The Registration Statement at the time such Registration Statement became effective did not, and any amendment to the Registration Statement at the time such amended Registration Statement becomes effective will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus as of the date hereof does, and the Prospectus as amended or supplemented as of the Closing Date will, comply in all

                                       2

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         material respects with the requirements of the 1933 Act and the Rules and Regulations. The Prospectus as of the date hereof did not, and the Prospectus as amended or supplemented as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, however, that the representations and warranties in this subsection shall not apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to NMELC in writing by the Underwriters expressly for use in the Registration Statement or Prospectus. NMELC acknowledges that the statements set forth under the caption "UNDERWRITING" in the Prospectus Supplement constitute the only information furnished in writing by the Underwriters for inclusion in the Prospectus. The conditions to the use by NMELC of a registration statement on Form S-3 under the 1933 Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus. There are no contracts or documents of NMELC or its affiliates that are required to be filed as exhibits to the Registration Statement pursuant to the 1933 Act or the Rules and Regulations that have not been so filed on or prior to the effective date of the Registration Statement.

                  (ii) Since the respective dates as of which information is given in the Prospectus, or the Prospectus as amended and supplemented at the Closing Date, there has not been any material adverse change in the general affairs, management, financial condition or results of operations of any of the Transaction Parties or of their subsidiaries or affiliates, otherwise than as set forth in the Prospectus or the Prospectus as amended and supplemented at the Closing Date.

                  (iii) NMELC's representations and warranties in the Loan Sale Agreement, the Administration Agreement and the Trust Agreement will be true and correct in all material respects as of the Closing Date and each such representation and warranty will be true and correct in all material respects on each date thereafter if and to the extent that on such date such representation and warranty is made again by NMELC pursuant to the terms of the related agreement.

                  (iv) This Agreement has been duly authorized, executed and delivered by NMELC. The execution, delivery and performance of this Agreement and the issuance and sale of the Securities and compliance with the terms and provisions hereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or instrument to which NMELC is a party or by which NMELC is bound or to which any of the properties of NMELC is subject which could reasonably be expected to have a material adverse effect on the transactions contemplated herein. NMELC has full power (corporate and other) and authority to cause the Trust to authorize, issue and sell the Securities, all as contemplated by this Agreement.

                  (v) Other than as contemplated by this Agreement or as disclosed in the Prospectus, there is no broker, finder or other party that is entitled to receive from NMELC or any of its affiliates or an underwriter any brokerage or finder's fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

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                  (vi) All legal or governmental proceedings, contracts or
         documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required.

                  (vii) NMELC's (and, with respect to legal title to the Initial Trust Loans, FNBC's) assignment and delivery of the Initial Trust Loans to the Eligible Lender Trustee on behalf of the Trust as of the Closing Date and of the Additional Trust Loans from time to time thereafter pursuant to the Loan Sale Agreement will vest in the Eligible Lender Trustee on behalf of the Trust all NMELC's and FNBC's right, title and interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

                  (viii) The Trust's assignment of the Trust Loans to the Indenture Trustee pursuant to the Indenture will vest in the Indenture Trustee, for the benefit of the Noteholders, a first priority perfected security interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

                  (ix) None of NMELC, NMF or the Trust is, and neither the issuance and sale of the Securities nor the activities of the Trust pursuant to the Indenture or the Trust Agreement will cause NMELC, NMF or the Trust to be, an "investment company" or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                  (b) NMELC hereby agrees with the Underwriters that, for all purposes of this Agreement, the only information furnished to NMELC by the Underwriters through the Representative specifically for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, are the statements under the caption "Underwriting" in the preliminary prospectus and the Prospectus.

         3. PURCHASE, SALE AND DELIVERY OF THE SECURITIES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, NMELC agrees to cause the Trust to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Trust the respective principal amounts of the classes of Notes and the Certificates set forth opposite their respective names in Schedule I hereto at the respective purchase prices set forth therein.

                  NMELC will deliver the Securities to the Representative for the respective accounts of the Underwriters, against payment of the purchase price to or upon the order of NMELC by wire transfer or check in Federal (same day) Funds, at the office of Brown & Wood LLP, One World Trade Center, New York, New York 10048, at 10:00 a.m. New York time, on _____ __, 1999, or at such other time not later than seven full business days thereafter as the Representative and NMELC determine, such time being herein referred to as the "CLOSING DATE". The Notes and Certificates to be so delivered will initially be represented by one or more Notes and Certificates, as the case may be, registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Securities will be represented by book entries on the records of DTC and participating members thereof.

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Definitive Notes will be available only under the limited circumstances specified in the Indenture and Definitive Certificates will be available only under the limited circumstances specified in the Trust Agreement.

         4. OFFERING BY THE UNDERWRITERS. It is understood that, after the Registration Statement becomes effective, the several Underwriters propose to offer the Securities for sale to the public (which may include selected dealers) as set forth in the Prospectus.

         5. COVENANTS OF NMELC. NMELC covenants and agrees with the several Underwriters that:

                  (a) Prior to the termination of the offering of the Securities, NMELC will not file any amendment of the Registration Statement or supplement to the Prospectus unless NMELC has furnished the Representative a copy for its review prior to filing and will not file any such proposed amendment or supplement to which the Representative reasonably objects. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), NMELC will file the Prospectus, properly completed, and any supplement thereto, with the Commission pursuant to and in accordance with the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing.

                  (b) NMELC will advise the Representative promptly of any proposal to amend or supplement the registration statement as filed or the related prospectus or the Registration Statement or the Prospectus and will not effect such amendment or supplementation without the consent of the Representative prior to the Closing Date, and thereafter will not effect any such amendment or supplementation to which the Representative reasonably objects; NMELC will also advise the Representative promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information; and NMELC will also advise the Representative promptly of the effectiveness of any amendment or supplement to the Registration Statement or the Prospectus and of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threat of any proceeding for that purpose and NMELC will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting of any issued stop order.

                  (c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Act or the Exchange Act, NMELC promptly will prepare and file, or cause to be prepared and filed, with the Commission an amendment or supplement which will correct such statement or omission, or an amendment or supplement which will effect such compliance. Neither the consent of the Representative to, nor the delivery by the several Underwriters of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

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                  (d) As soon as practicable, but not later than the
Availability Date (as defined below), NMELC will cause the Trust to make generally available to Securityholders an earnings statement of the Trust covering a period of at least 12 months beginning after the Effective Date which will satisfy the provisions of Section 11(a) of the Act and Rule 158 of the applicable Rules and Regulations. For the purpose of the preceding sentence, "AVAILABILITY DATE" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes the original effective date of the Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Trust's fiscal year, "AVAILABILITY DATE" means the 90th day after the end of such fourth fiscal quarter.

                  (e) NMELC will furnish to the Representative copies of the Registration Statement (two of which will be signed and will include all exhibits), each related preliminary prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative reasonably requests.

                  (f) NMELC will arrange for the qualification of the Securities for sale under the laws of such states as the several Underwriters may require and will continue such qualifications in effect so long as required for the distribution.

                  (g) For a period from the date of this Agreement until the retirement of the Securities, or until such time as the several Underwriters shall cease to maintain a secondary market in the Securities, whichever occurs first, NMELC will deliver to the Representative the annual statements of compliance and the annual independent certified public accountants' reports furnished to the Indenture Trustee or the Eligible Lender Trustee pursuant to the Master Servicing Agreement as soon as such statements and reports are furnished to the Indenture Trustee or the Eligible Lender Trustee.

                  (h) So long as any of the Securities are outstanding, NMELC will furnish to the Representative (i) as soon as practicable after the end of the fiscal year all documents required to be distributed to Securityholders or filed with the Commission on behalf of the Trust pursuant to the Exchange Act or any order of the Commission thereunder and (ii) from time to time, any other information concerning NMELC as the Representative may reasonably request.

                  (i) On or before the Closing Date, NMELC shall mark its accounting and other records, if any, relating to the Initial Trust Loans and shall cause FNBC, together with AFSA Data Corporation and USA Group Loan Services, Inc. (the "SUBSERVICERS"), to mark their computer records relating to the Initial Trust Loans to show the absolute ownership by the Eligible Lender Trustee on behalf of the Trust of the Initial Trust Loans, and from and after the Closing Date NMELC will take, and cause FNBC and the Subservicers to take, such actions with regard to any Additional Trust Loans at the time of the conveyance thereof to the Trust; and none of NMELC, FNBC and the Subservicers shall take any action inconsistent with the ownership by the Eligible Lender Trustee on behalf of the Trust of the Trust Loans, other than as permitted by the Loan Sale Agreement or the Master Servicing Agreement.

                  (j) To the extent, if any, that the ratings provided with respect to the Securities by the rating agency or agencies (the "RATING AGENCIES") that initially rate the Securities are conditional upon the furnishing of documents or the taking of any other actions by NMELC

                                       6

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agreed upon on or prior to the Closing Date, NMELC shall furnish or shall cause to be furnished such documents and take any such other actions. A copy of any such document shall be provided to the Representative at the time it is delivered to such rating agency or agencies.

                  (k) For the period beginning on the date of this Agreement and ending 60 days after the Closing Date, neither NMELC nor any trust originated, directly or indirectly, by NMELC will, without the prior written consent of the Representative, offer to sell or sell notes (other than the Notes) collateralized by, or certificates evidencing an ownership interest in, student loans; PROVIDED, HOWEVER, that this shall not be construed to prevent the sale of student loans by NMELC.

                  (l) NMELC will apply the net proceeds of the offering and the sale of the Securities that it receives in the manner set forth in the Prospectus under the caption "Use of Proceeds".

                  (m) NMELC will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the documents (including the Registration Statement and Prospectus), (ii) the preparation, issuance and delivery of the Securities to the Representative,
(iii) the fees and disbursements of NMELC's counsel and accountants, (iv) the qualification of the Securities under securities laws in accordance with the provisions of Section 5(f) hereof, including filing fees and the fees and disbursements of counsel for the Representative in connection therewith and in connection with the preparation of any "blue sky" or legal investment survey, if any is requested, (v) the printing and delivery to the Representative of copies of the Registration Statement as originally filed and of each amendment thereto,
(vi) the printing and delivery to the Representative of copies of any "blue sky" or legal investment survey prepared in connection with the Securities, (vii) any fees charged by rating agencies for the ratings of the Securities, (viii) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc. and (ix) the fees and expenses of Brown & Wood LLP in its role as special federal tax counsel to the Trust incurred as a result of providing the opinions required by Section 6(e) hereof.

         6. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters to purchase and pay for the Securities will be subject to the accuracy of the representations and warranties on the part of NMELC herein, to the accuracy of the written statements of officers of NMELC made pursuant to the provisions of this Section, to the performance by NMELC of its obligations hereunder and to the following additional conditions precedent:

                  (a) The Prospectus and any supplements thereto shall have been filed with the Commission in accordance with the applicable Rules and Regulations and Section 5(a) hereof. Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of NMELC or the Representative, shall be contemplated by the Commission.

                  (b) On or prior to the Closing Date, the Representative shall have received a letter dated the Closing Date, in form and substance satisfactory to the Representative and its

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counsel, from [________] with respect to certain agreed-upon procedures, substantially in the form of the drafts to which the Representative has previously agreed and otherwise in form and substance reasonably satisfactory to the Representative and its counsel.

                  (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Trust, NMELC, NMF or Nellie Mae Corporation which, in the judgment of the Representative, materially impairs the investment quality of the Securities or makes it impractical or inadvisable to market the Securities; (ii) any downgrading by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) of, or any public announcement that any such organization has under surveillance or review (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading), the rating of any debt securities of NMELC or Nellie Mae Corporation; (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange; (iv) any banking moratorium declared by federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Representative, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Securities.

                  (d) The Representative shall have received an opinion of Ann
M. O'Rourke, General Counsel of Nellie Mae Corporation, as counsel for NMELC, dated the Closing Date, satisfactory in form and substance to the Representative and its counsel.

                  (e) The Representative shall have received an opinion addressed to the several Underwriters of Brown & Wood LLP, special federal tax counsel to the Trust, dated the Closing Date, to the effect that the statements in the Base Prospectus under the heading "U.S. Federal Income Tax Consequences" and in the Prospects Supplement under the heading "Federal Tax Consequences" accurately describe the material federal income tax consequences to holders of the Securities.

                  (f) The Representative shall have received an opinion addressed to the several Underwriters of Ann M. O'Rourke, General Counsel of Nellie Mae Corporation, as counsel for NMELC, NMF and the Trust, dated the Closing Date, in form and substance satisfactory to the Representative and its counsel, concerning (i) the true sale of the Trust Loans from NMELC to the Trust and (ii) the nonconsolidation of NMF with NMELC and NMELC's other affiliates in the event of a bankruptcy or insolvency of NMELC or NMELC's other affiliates.

                  (g) The Representative shall have received an opinion of Ann
M. O'Rourke, General Counsel of Nellie Mae Corporation, as counsel for NMELC, dated the Closing Date and satisfactory in form and substance to the Representative and its counsel, to the effect that:

                  (i) NMELC has been duly organized and is validly existing as a nonprofit Delaware corporation in good standing under the laws thereof with full power and authority (corporate and other) to own its properties and conduct its

                                       8

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         business as currently conducted by it, and to enter into and perform its obligations under the Master Servicing Agreement, and had at all relevant times, and now has, the power, authority and legal right to service the Trust Loans consistent with all applicable conditions, restrictions and limitations of the federal Higher Education Act of 1965, as amended (the "HIGHER EDUCATION ACT").

                  (ii) The Master Servicing Agreement has been duly authorized, executed and delivered by NMELC and is the legal, valid and binding obligation of NMELC enforceable against NMELC in accordance with its terms, except that (x) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (iii) None of the execution and delivery by NMELC of the Master Servicing Agreement, the consummation by NMELC of the transactions contemplated therein, or the fulfillment of the terms thereof by NMELC will conflict with, result in a breach, violation or acceleration of, or constitute a default under, any term or provision of the Certificate of Incorporation or Bylaws of NMELC or of any indenture or other agreement or instrument to which NMELC is a party or by which NMELC is bound, or result in a violation of or contravene the terms of any statute, order or regulation applicable to NMELC of any court, regulatory body, administrative agency or governmental body having jurisdiction over NMELC.

                  (iv) There are no actions, proceedings or investigations pending or, to the best of such counsel's knowledge after due inquiry and reasonable investigation, threatened against NMELC before or by any governmental authority that might materially and adversely affect the performance by NMELC of its obligations under, or the validity or enforceability of, the Master Servicing Agreement.

                  (v) Nothing has come to such counsel's attention that would lead such counsel to believe that the representations and warranties of the Master Servicer contained in the Master Servicing Agreement are other than as stated therein.

                  (h) The Representative shall have received an opinion of Richards, Layton & Finger and/or [__________], as special Delaware counsel for the Trust, dated the Closing Date, in form and substance satisfactory to the Representative and its counsel, to the effect that:

                  (i) The Trust Agreement constitutes the valid and binding obligation of the Eligible Lender Trustee, the Delaware Trustee, NMELC and NMF, enforceable against the Eligible Lender Trustee, the Delaware Trustee, NMELC and NMF, in accordance with its terms subject to (i) applicable bankruptcy, insolvency, moratorium, receivership, reorganization, fraudulent conveyance and

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         similar laws relating to and affecting the rights and remedies of creditors generally, and (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law).

                  (ii) The Trust has been duly formed and is validly existing as a business trust under the Business Trust Act of the State of Delaware (the "BUSINESS TRUST ACT"). The Trust Agreement authorizes the Trust to execute and deliver the Trust Agreement, the Indenture, the Master Servicing Agreement, the Loan Sale Agreement and the Administration Agreement, and to issue the Notes and the Certificates and to grant the Trust Estate to the Indenture Trustee as security for the Notes.

                  (iii) Except for the timely filing in the future of continuation statements with respect to the financing statements, no other filing is required in the State of Delaware in order to make effective the lien of the Indenture. Insofar as Article 9 of the Delaware Uniform Commercial Code, 6 Del. C. ss.9-101 ET SEQ. (the "UCC"), applies (without regard to conflict of laws principles) and -- --- assuming that the security interest in that portion of the Collateral that consists of general intangibles and accounts, as defined under the UCC, has been duly created and has attached, the Indenture Trustee has a perfected security interest in such general intangibles and accounts and the proceeds thereof and, assuming that the UCC search accurately lists all of the financing statements filed naming the Trust as debtor and describing any portion of the Collateral consisting of such general intangibles and accounts and the proceeds thereof, such security interest of the Indenture Trustee will be prior to the security interest of all other creditors of the Trust whose security interests are perfected solely by filing UCC financing statements in the State of Delaware, excluding purchase money security interests underss.9-312 of the UCC and temporarily perfected security interests in proceeds underss.9-306 of the UCC.

                  (iv) Under ss. 3805(b) of the Business Trust Act, no creditor of NMF shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Trust except in accordance with the terms of the Trust Agreement.

                  (v) Under ss. 3805(c) of the Business Trust Act, and assuming that the Loan Sale Agreement conveys good title to the Initial Trust Loans to the Trust as a true sale and not as a security arrangement, the Trust rather than NMELC is the owner of the Initial Trust Loans.

                  (vi) The Delaware Trustee is not required to hold legal title to the Trust Estate in order for the Trust to qualify as a business trust under the Business Trust Act.

                  (vii) The execution and delivery by the Eligible Lender Trustee or the Delaware Trustee of the Trust Agreement and, on behalf of the Trust, of the Trust Agreement, the Indenture, the Master Servicing Agreement, the Loan Sale

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         Agreement and the Administration Agreement do not require any consent, approval or authorization of, or any registration of filing with, any governmental authority of the State of Delaware, except for the filing of the Certificate of Trust with the Secretary of State.

                  (viii) Neither the consummation by the Eligible Lender Trustee or the Delaware Trustee of the transactions contemplated in the Trust Agreement or, on behalf of the Trust, the transactions contemplated in the Trust Agreement, the Indenture, the Master Servicing Agreement, the Loan Sale Agreement and the Administration Agreement nor the fulfillment of the terms thereof by the Eligible Lender Trustee or the Delaware Trustee will conflict with or result in a breach or violation of any law of the State of Delaware.

                  (i) The Representative shall have received an opinion of The Law Department of The First National Bank of Chicago, counsel to the Eligible Lender Trustee, dated the Closing Date and satisfactory in form and substance to the Representative and its counsel, to the effect that:

                  (i) The Eligible Lender Trustee is a national banking association duly organized and validly existing under the laws of the United States.

                  (ii) The Eligible Lender Trustee has the full corporate trust power to accept the office of eligible lender trustee under the Trust Agreement and to enter into and perform its obligations under the Trust Agreement, the Master Servicing Agreement, the Loan Sale Agreement and the Co-Trustee Agreement and, on behalf of the Trust, under the Indenture, the Master Servicing Agreement, the Loan Sale Agreement, the Administration Agreement and any Guarantee Agreement.

                  (iii) The execution and delivery of the Trust Agreement, the Master Servicing Agreement, the Loan Sale Agreement and the Co-Trustee Agreement by the Eligible Lender Trustee and the Indenture, the Master Servicing Agreement, the Loan Sale Agreement, the Administration Agreement and any Guarantee Agreement by the Eligible Lender Trustee on behalf of the Trust, and the performance by the Eligible Lender Trustee of its obligations under the Trust Agreement, the Master Servicing Agreement, the Loan Sale Agreement and the Co-Trustee Agreement, as well as the performance by the Eligible Lender Trustee of its obligations on behalf of the Trust under the Indenture, the Master Servicing Agreement, the Loan Sale Agreement, the Administration Agreement and any Guarantee Agreement have been duly authorized by all necessary action of the Eligible Lender Trustee and each has been duly executed and delivered by the Eligible Lender Trustee.

                  (iv) The Trust Agreement, the Master Servicing Agreement, the Loan Sale Agreement and the Co-Trustee Agreement constitute valid and binding obligations of the Eligible Lender Trustee enforceable against the Eligible Lender Trustee in accordance with their respective terms, and the Indenture, the Master

         Servicing Agreement, the Loan Sale Agreement, the Administration Agreement and any Guarantee Agreement constitute the valid and binding obligations of the Trust enforceable against the Trust in accordance with their respective terms, except in each case as the enforceability thereof may be (a) limited by bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws affecting the rights of creditors generally, and (b) subject to general principals of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (v) The execution and delivery by the Eligible Lender Trustee of the Trust Agreement, the Master Servicing Agreement, the Loan Sale Agreement and the Co-Trustee Agreement and by the Eligible Lender Trustee on behalf of the Trust of the Indenture, the Master Servicing Agreement, the Loan Sale Agreement, the Administration Agreement and any Guarantee Agreement do not require any consent, approval or authorization of, or any registration or filing with, any applicable governmental authority which has not been obtained or done.

                  (vi) Each of the Securities has been duly executed and delivered by the Eligible Lender Trustee on behalf of the Trust.

                  (vii) None of (x) the consummation by the Eligible Lender Trustee of the transactions contemplated in the Trust Agreement, the Master Servicing Agreement, the Loan Sale Agreement or the Co-Trustee Agreement, (y) the consummation by the Trust of the transactions contemplated in the Indenture, the Administration Agreement and any Guarantee Agreement or (z) the fulfillment of the terms thereof by the Eligible Lender Trustee or the Trust, as the case may be, will conflict with, result in a breach or violation of, or constitute a default under any law or the Articles of Association, Bylaws or other organizational documents of the Eligible Lender Trustee or the terms of any indenture or other agreement or instrument known to such counsel and to which the Eligible Lender Trustee or any of its subsidiaries is a party or by which it or any of them is bound or any judgment, order or decree known to such counsel to be applicable to the Eligible Lender Trustee or any of its subsidiaries, of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Eligible Lender Trustee or any of its subsidiaries.

                  (viii) There are no actions, suits or proceedings pending or, to the best of such counsel's knowledge after due inquiry, threatened against the Eligible Lender Trustee (as eligible lender trustee under the Trust Agreement or in its individual capacity) before or by any governmental authority that might materially and adversely affect the performance by the Eligible Lender Trustee of its obligations under, or the validity or enforceability of, the Trust Agreement, the Master Servicing Agreement, the Loan Sale Agreement or the Co-Trustee Agreement.

                  (ix) The execution, delivery and performance by the Eligible Lender Trustee of the Trust Agreement, the Master Servicing Agreement, the Loan Sale

         Agreement and the Co-Trustee Agreement, and the execution, delivery and performance by the Eligible Lender Trustee on behalf of the Trust of the Indenture, the Master Servicing Agreement, the Loan Sale Agreement, the Administration Agreement and any Guarantee Agreement will not subject any of the property or assets of the Trust, or any portion thereof, to any liens created by or arising under the Eligible Lender Trustee that are unrelated to the transactions contemplated in such agreements.

         (j) The Representative shall have received an opinion of counsel to FNBC acceptable to the Representative, dated the Closing Date and satisfactory in form and substance to the Representative and its counsel, to the effect that:

                  (i) FNBC is a national banking association duly incorporated or organized and validly existing under the laws of the United States.

                  (ii) The Loan Sale Agreement has been duly authorized by all necessary action of FNBC and has been duly executed and delivered by FNBC.

                  (iii) The Loan Sale Agreement constitutes a valid and binding obligation of FNBC enforceable against FNBC in accordance with its terms, except (x) that enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (iv) The execution and delivery by FNBC of the Loan Sale Agreement does not require any consent, approval or authorization of, or any registration or filing with, any governmental authority having jurisdiction over FNBC.

                  (v) FNBC is an "eligible lender" as such term is defined in
         Section 435(d) of the Higher Education Act for purposes of holding legal title to the Trust Loans.

         (k) The Representative shall have received an opinion of [__________], counsel to the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to the Representative and its counsel, to the effect that:

                  (i) The Indenture Trustee is a banking corporation validly existing under the laws of the Commonwealth of Massachusetts.

                  (ii) The Indenture Trustee has the requisite power and authority to execute, deliver and perform its obligations under the Indenture and the Administration Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of the Indenture and the Administration Agreement.

                  (iii) Each of the Indenture and the Administration Agreement has been duly executed and delivered by the Indenture Trustee and constitutes a legal, valid and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its respective terms, except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, or other similar laws applicable to banking corporations affecting the enforcement of creditors' rights generally, and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (iv) The Notes have been duly authenticated by the Indenture Trustee in accordance with the terms of the Indenture.

         (l) The Representative shall have received an opinion of counsel acceptable to the Representative of each Guarantor, dated the Closing Date, and in form and substance satisfactory to the Representative and its counsel, to the effect that:

                  (i) The Guarantor has been duly incorporated and is validly existing as a non-profit corporation in good standing under the laws of the State of its incorporation with full power and authority (corporate and other) to own its properties and conduct its business, as currently conducted by it, and to enter into and perform its obligations under its Guarantee Agreement (and the agreements with the Department under Section 428 of the Higher Education Act to the extent relevant to its obligations under such Guarantee Agreement), and had at all relevant times, and now has, the power, authority and legal right to guarantee the Trust Loans covered by such Guarantee Agreement and to receive, subject to compliance with all applicable conditions, restrictions and limitations of the Higher Education Act and any rules and regulations thereunder and interpretations thereof, reinsurance payments from the Department with respect to claims paid by it on such Trust Loans.

                  (ii) The Guarantor is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals in each jurisdiction in which failure to qualify or to obtain such license or approval would render the Guarantor's obligation under its Guarantee Agreement to guarantee the Trust Loans covered thereby unenforceable by or on behalf of the Trust.

                  (iii) The Guarantor's Guarantee Agreement (and its agreements with the Department under Section 428 of the Higher Education Act to the extent relevant to the Guarantor's obligations under such Guarantee Agreement) have been duly authorized, executed and delivered by the Guarantor and are the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with their respective terms, except that (x) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (iv) None of the execution and delivery by the Guarantor of its Guarantee Agreement, the consummation by the Guarantor of the transactions contemplated therein, or the fulfillment of the terms thereof by the Guarantor will conflict with, result in a breach, violation or acceleration of, or constitute a default under, any terms or provision of the organizational documents or bylaws of the Guarantor or of any indenture or other agreement or instrument to which the Guarantor is a party or by which the Guarantor is bound, or result in a violation of or contravene the terms of any statute, order or regulation applicable to the Guarantor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Guarantor.

                  (v) There are no actions, proceedings or investigations pending or, to the best of such counsel's knowledge after due inquiry, threatened against the Guarantor before or by any governmental authority that might materially and adversely affect the performance by the Guarantor of its obligations under, or the validity or enforceability of, its Guarantee Agreement.

                  (vi) The Guarantor is a "guarantor" covered by the provisions of Section 432(o) of the Higher Education Act.

         (m) The Representative shall have received an opinion of Brown & Wood LLP, in its capacity as special counsel to the several Underwriters, dated the Closing Date and addressed to the several Underwriters, with respect to the validity of the Notes and such other related matters as the Representative shall reasonably require and NMELC shall have furnished or caused to be furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

         (n) The Representative shall have received an opinion of Dean, Blakey & Moskowitz, special student loan counsel to the several Underwriters or, in the case of (iii) below, special student loan counsel to the Eligible Lender Trustee and FNBC, dated the Closing Date, and satisfactory in form and substance to the Representative and its counsel, to the effect that:

                  (i) The Basic Documents, and the transactions contemplated by the Basic Documents, conform in all material respects to the applicable requirements of the Higher Education Act, and that, upon the due authorization, execution and delivery of the Basic Documents and the consummation of such transactions, the Trust Loans, legal title to which will be held by the Eligible Lender Trustee on behalf of the Trust, will qualify, subject to compliance with all applicable origination and servicing requirements with respect thereto, to receive all applicable federal assistance payments, including federal reinsurance and federal interest subsidies and special allowance payments, with respect thereto.

                  (ii) To the extent that the statements in the Prospectus purport to summarize or describe provisions of the Higher Education Act, or constitute statements of matters of law or legal conclusions with respect to the Higher Education Act, such statements have been prepared or reviewed by such counsel and accurately describe the material consequences to holders of the Securities under the Higher Education Act.

                  (iii) Such counsel has examined the Registration Statement and the Prospectus, and nothing has come to such counsel's attention that would lead such counsel to believe that, solely with respect to the Higher Education Act and the student loan business, the Registration Statement or the Prospectus or any amendment or supplement thereto as of the respective dates thereof or on the Closing Date contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading.

                  (iv) Each of the Eligible Lender Trustee and the Indenture Trustee is an "eligible lender" as such term is defined in Section 435(d) of the Higher Education Act for purposes of holding legal title to the Trust Loans.

                  (v) Each of the Guarantors is a private non-profit Family Federal Education Loan Program ("FFELP") guaranty agency (a "GUARANTY AGENCY") covered by the provisions of Section 432(o) of the Higher Education Act. In the event that the United States Secretary of Education (the "SECRETARY") determines that a Guaranty Agency is unable to meet its insurance obligations under Title IV-B of the Higher Education Act, the Secretary is required by Section 432(o) of the Higher Education Act to pay otherwise valid insurance claims submitted directly to the Secretary by FFELP lenders on loans insured by such Guaranty Agency in the full amount of the Guaranty Agency's insurance obligation thereon and in accordance with insurance requirements no more stringent than those of the Guaranty Agency.

         (o) The Representative shall have received certificates dated the Closing Date of any two of the Chairman of the Board, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, any Assistant Treasurer, the Secretary, the Assistant Secretary, the principal financial officer or the principal accounting officer of NMELC in which such officers shall state that, to the best of their knowledge after reasonable investigation, (i) the representations and warranties of NMELC contained in the Trust Agreement, the Loan Sale Agreement, the Administration Agreement and the Master Servicing Agreement are true and correct in all material respects, that each of NMELC has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission, and
(ii) since June 30, 1999, except as may be disclosed in the Prospectus or in such certificate, no material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or properties of the Trust, NMF or NMELC, as applicable, has occurred.

         (p) The Representative shall have received evidence satisfactory to it that, on or before the Closing Date, UCC-1 financing statements have been or are being filed in the offices of the Secretaries of State of the States of Delaware, Massachusetts and Rhode Island reflecting the transfer of the interest of NMELC in the Trust Loans to the Eligible Lender Trustee on behalf of the Trust and the proceeds thereof to the Trust and the grant of the security interest by the Trust in the Trust Loans and the proceeds thereof to the Indenture Trustee.

         (q) Each class of the Notes shall be rated [______] by the Rating Agencies and neither Rating Agency shall have placed the Notes or the Certificates under surveillance or review with possible negative implications.

         (r) The issuance of the Notes and the Certificates shall not have resulted in a reduction or withdrawal by either Rating Agency of the current rating of any outstanding securities issued or originated by NMELC or any of its affiliates.

                  NMELC will provide or cause to be provided to the Representative such conformed copies of such of the foregoing opinions, certificates, letters and documents as the Representative reasonably requests.

         7. INDEMNIFICATION AND CONTRIBUTION. (a) NMELC and Nellie Mae Corporation will indemnify and hold each Underwriter harmless against any losses, claims, damages or liabilities to which such Underwriter may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the preliminary Base Prospectus, the Preliminary Prospectus Supplement (if any), the Base Prospectus or the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that NMELC and Nellie Mae Corporation will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to NMELC by any Underwriter specifically for use therein.

         (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless NMELC against any losses, claims, damages or liabilities to which NMELC may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the preliminary Base Prospectus, the Preliminary Prospectus Supplement (if any), the Base Prospectus or the Prospectus or any amendment or supplement thereto or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information relating to such Underwriter furnished to NMELC by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by NMELC in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

         (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by the indemnified party of the counsel appointed by the indemnifying party, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In no event shall the indemnifying party be liable for fees and expenses for more than one counsel separate from its own counsel for all indemnified parties in connection with any one action or related actions in the same jurisdiction arising out of the same general allegations or circumstances unless any such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to or in conflict with those available to the other indemnified parties and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel. An indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

         (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by NMELC on the one hand and the Underwriters on the other from the offering of the Securities or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of NMELC on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by NMELC on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) of the Securities received by NMELC bear to the total underwriting discounts and commissions applicable to the Securities received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by NMELC or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the underwriting discount or commission applicable to the Notes underwritten by it exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The obligations of each of the Underwriters to contribute are several in proportion to their respective underwriting obligations and are not joint.

         (e) The obligations of NMELC under this Section shall be in addition to any liability which NMELC may otherwise have and shall extend, upon the same terms and conditions, to each Person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of NMELC, to each officer of NMELC who has signed the Registration Statement and to each Person, if any, who controls NMELC within the meaning of the Act or the Exchange Act.

         8. DEFAULT OF UNDERWRITERS. If any Underwriter participating in the offering of the Securities defaults in its obligation hereunder to purchase the aggregate principal amounts of the Securities set forth in Schedule I hereto and the aggregate principal amount of such Securities which such defaulting Underwriter agreed, but failed, to purchase does not exceed 10% of the total principal amount of the Securities, the Representative may make arrangements satisfactory to NMELC for the purchase of such Securities by other Persons, but if no such arrangements are made within a period of 36 hours after the Closing Date, the non-defaulting Underwriters shall be obligated, in proportion to their respective total commitment hereunder, to purchase the Securities which such defaulting Underwriter agreed but failed to purchase. If any Underwriter so defaults and the aggregate principal amount of Securities with respect to which such default occurs is more than 10% of the total principal amount of the Securities and arrangements satisfactory to the Representative and NMELC for the purchase of such Securities by other Persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of the non-defaulting Underwriters or NMELC, except as provided in Section 9. As used in this Agreement, the term "Underwriter" includes any Person substituted for any Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

         9. SURVIVAL OF REPRESENTATIONS AND OBLIGATIONS. The respective indemnities, agreements, representations, warranties and other statements of NMELC or its officers and of the several Underwriters set forth in or made pursuant to this Agreement or contained in certificates of officers of NMELC submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of any Underwriter, NMELC or any of their respective representatives, officers or directors or any controlling Person, and will survive delivery of and payment for the Securities. If for any reason the purchase of the Securities by the Underwriters is not consummated, NMELC shall remain responsible for the expenses to be paid or reimbursed by NMELC pursuant to Section 5 hereof and the respective obligations of NMELC and the Underwriters pursuant to Section 7 hereof shall remain in effect. If for any reason the purchase of the Securities by the Underwriters is not consummated (other than because of a failure to satisfy the conditions set forth in items (iii), (v) and (vi) of Section 6(c) hereof), NMELC will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Securities.

         10. NOTICES. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telecopied and confirmed to the Representative at 388 Greenwich Street, 32nd Floor, New York, New York 10013, Attention: Student Loan Group; if sent to NMELC, will be mailed, delivered or telecopied, and confirmed to NMELC at Nellie Mae Education Loan Corporation at 1240 Pawtucket Avenue, Rumford, Rhode Island 02916, with a copy to the Office of the General Counsel, Nellie Mae Corporation, 50 Braintree Hill Park, Suite 300, Braintree, Massachusetts 01284, Attention: General Counsel; PROVIDED, HOWEVER, that any notice to an Underwriter pursuant to Section 7 hereof will be mailed, delivered or telecopied and confirmed to such Underwriter. Any such notice will take effect at the time of receipt.

         11. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling Persons referred to in Section 7 hereof, and no other Person will have any right or obligations hereunder.

         12. REPRESENTATION OF UNDERWRITERS. The Representative shall act for the several Underwriters in connection with this financing, and any action taken by the Representative will be binding upon all the Underwriters.

         13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         14. APPLICABLE LAW. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflicts of law principles thereof.

                 If the foregoing is in accordance with the Representative's understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between NMELC and the several Underwriters in accordance with its terms.

                                   Very truly yours,

                                   NELLIE MAE EDUCATION LOAN CORPORATION


                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:


The foregoing Underwriting
Agreement is hereby
confirmed and accepted as
of the date first written
above.

[Name of Representative]
Acting on behalf of itself and as
Representative of the several Underwriters


By:
   ---------------------------------------
   Name:
   Title:

                                                                      SCHEDULE I




                          UNDERWRITER                       CLASS A-1 NOTES     CLASS A-2 NOTES      CERTIFICATES


[Name of Representative].................................   $                   $                    $



Price to Public..........................................         100.00%             100.00%            100%

Underwriting Discount and Commissions....................               %                   %               %


Purchase Price...........................................   $                   $                   $


                                                                      APPENDIX A



                [See Appendix A to the Administration Agreement]










                                      B-1